PRICING SUPPLEMENT NO. 96-53 Dated July 14, 1997    Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996      File No. 33-64357


                       BENEFICIAL CORPORATION

                     Medium-Term Notes, Series H
                         (Book Entry Notes)



The Price to Public of these Medium-Term Notes, Series H, is 100%
(as a percentage of Principal Amount). The Principal Amount, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:


	                                               			   Interest
Principal       	Settlement       		Maturity	         Rate
Amount	          Date		             Date	             Per Annum

$20,000,000	     July 17, 1997	     July 17, 2003	    6.65%
$25,000,000	     July 17, 1997	     July 20, 2004	    6.75%